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                                  EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
     Contact:
            John W. Hudson                          Edward Wagner
            Parametric Technology Corp.             Rasna Corp.
            (617) 398-5000                          (408) 922-6833

                  PARAMETRIC TECHNOLOGY CORPORATION ANNOUNCES
                    MERGER AGREEMENT WITH RASNA CORPORATION

    PTC EXTENDS ITS REACH IN AUTOMATING MECHANICAL PRODUCT DEVELOPMENT WITH ADDITION OF RASNA'S ADVANCED SOFTWARE FOR DESIGN ANALYSIS AND OPTIMIZATION

WALTHAM, Mass., May 30, 1995 -- Parametric Technology Corporation (NASDAQ:
PMTC), developer of the Pro/ENGINEER(R) family of mechanical design automation software products, announced today that it has entered into a definitive merger agreement with Rasna(R) Corporation, a privately held company headquartered in San Jose, Calif.

Under the terms of the merger agreement, which were approved by the boards of directors of both companies, Parametric Technology will issue 4,253,491 shares of its common stock in exchange for 100% ownership of Rasna. The merger will be accounted for on a pooling of interest basis and is expected to be non-dilutive to Parametric Technology's fiscal year 1996 earnings. The merger is expected to close by mid-August, 1995, and is subject to customary conditions, including approval of Rasna's stockholders and required governmental approvals.

Rasna Corporation, founded in 1987, develops, markets and supports the MECHANICA(R) family of integrated software products for "mechanical design synthesis." Its technology allows a mechanical engineer to prototype a product design in software -- with the ability to analyze and optimize the performance of the design prior to creating a physical prototype. The technology's unique advantages to automotive, consumer products, electronics, aerospace, medical and industrial product companies helped Rasna achieve a #3 ranking on Inc.
                                                                  ---
magazine's list of fastest growing private companies in 1994.

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Parametric Technology Announces Merger Agreement with Rasna -- Page 2
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According to the terms of the merger agreement, all of Rasna's business operations will be consolidated under Parametric Technology as the parent company. Rasna's products will be integrated into the Pro/ENGINEER product family; Rasna's employees will join the PTC organization; and Rasna's headquarters facilities in San Jose will be retained as a primary operations center. David W. Pidwell, Rasna's president and chief executive officer, will remain with Parametric Technology in a senior management capacity.

Steven C. Walske, chairman and chief executive officer of Parametric Technology, stated: "The merger of Rasna with Parametric Technology -- two dynamic, fast-growing companies with leadership software technologies -- positions the combined organization for significant long-term growth. Rasna's innovative design optimization software tools complement and enhance our own capabilities in mechanical design automation. Closer integration of these technologies will create synergistic benefits to customers in terms of their ability to design better products faster and far more cost-effectively.

"In addition," Walske added, "we offer a distribution capability for Rasna's suite of software products that is unmatched in the mechanical CAD/CAM/CAE industry. Parametric Technology possesses the industry's largest and most accomplished sales organization, and we will be able to distribute a comprehensive, well-integrated product offering in much higher anticipated volume."

David W. Pidwell, president and chief executive officer of Rasna, stated:
"Improving design engineering is critical in building world-class manufactured products. It's not enough to know how a product looks. Today's mechanical engineer needs to know how a product will perform. Leadership in design engineering will be achieved using the technology that not only creates the 'form and fit' of new products, but can also simulate and optimize the 'function' of these products.

"Rasna is the leader in design optimization technology. Together, Rasna and PTC will now have the technology to design, test and optimize the performance of new products in a virtual environment, giving our customers an advantage in building world-class products in less time and at lower cost."

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Parametric Technology Announces Merger Agreement with Rasna -- Page 3
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Walske noted that the combination of Rasna's design optimization tools with
PTC's Pro/ENGINEER mechanical design automation software is a critical component of Parametric Technology's plans to architect the industry's first digital design automation toolset encompassing product concept through manufacturing. Seamless integration between the two companies' technologies is expected to yield an order of magnitude improvement in measurable productivity.

"The level of integration that we envision for the mechanical product development process can be best achieved through this merger of talents and technical resources," said Walske. "Parametric Technology remains committed to working with best-in-class third parties in the areas of computer-aided engineering and analysis, and we believe there will always be a need for specialized solutions to wide-ranging customer requirements. However, as it pertains to PTC's vision to provide a single technological foundation for the full range of design-through-manufacturing operations that constitute mechanical product development, this is our best course of action."

In addition to planned development efforts to more tightly integrate the two companies' product lines, Walske noted that Parametric Technology will allow Rasna's software applications to remain as stand-alone products with fully maintained linkages to other CAD/CAM packages. He added, "We fully intend to continue the relationships currently in place between Rasna and its strategic business partners."

Rasna is a leading innovator in the development of "mechanical design synthesis" software products. The company's MECHANICA software product line is based on an innovative technology that will optimize the shape and movement of mechanical designs based on "synthesizing" the users' engineering requirements with their existing CAD model. This technology is used with existing CAD systems to help general mechanical engineers remove cost from their product designs by systematically reducing weight, increasing performance and improving quality during the mechanical engineering and design portion of product development.

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Parametric Technology Announces Merger Agreement with Rasna -- Page 4
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Rasna has over 5,500 software licenses installed at nearly 1,500 corporations in
31 countries. The company has sales offices in the United States, Germany and the United Kingdom, and also distributes its products worldwide through a network of value-added resellers.

The merger with Rasna follows Parametric Technology's acquisition last month of the industrial design automation software products of Evans and Sutherland Computer Corporation. With the incorporation of those products, the Pro/ENGINEER product family now numbers nearly 40 integrated software modules which can be used to automate the mechanical development of a product from its conceptual design through its release into manufacturing. Pro/ENGINEER software has become the best-selling "high-end" mechanical design automation technology in the world, and Parametric Technology -- with calendar 1994 revenues in excess of $260 million -- is now the mechanical CAD/CAM industry's #1 vendor on the basis of annual software revenue, according to International Data Corporation.

Parametric Technology Corporation has emerged as the CAD/CAM/CAE industry's leading supplier of mechanical design automation software. Its software tools for mechanical design, manufacturing, and product data management are used by more than 5,600 companies throughout the world to reduce time to market, improve engineering processes, and optimize product quality. The company's growth strategy emphasizes technological leadership, aggressive price/performance, hardware independence, worldwide distribution, and extensive customer support.

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Pro/ENGINEER is a registered trademark of Parametric Technology Corporation.
Rasna and MECHANICA are registered trademarks of Rasna Corporation.